EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the NextWave Wireless Inc. 2005 Stock Incentive Plan of our report dated April 1, 2010, with respect to the consolidated financial statements of NextWave Wireless Inc. included in its Annual Report (Form 10-K) for the year ended January 2, 2010, filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP

San Diego, California
November 23, 2010